Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Codere Online Luxembourg, S.A.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, par value 1.00 EUR per share, reserved for issuance under the Registrant's Amended Existing Long Term Incentive Plan	Other(2)	160,000	$8.86	(2)	$1,417,600.00	0.00013810	$195.77
	Ordinary shares, par value 1.00 EUR per share, issuable upon the exercise of outstanding options granted under the Registrant's Amended Existing Long Term Incentive Plan	Other(2)	888,608	$10.00	(3)	$8,886,080.00	0.00013810	$1,227.17

Total Offering Amounts						$10,303,680.00		$1,422.94
Total Fee Offsets								$-
Net Fee Due								$1,422.94

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares, par value 1.00 EUR per share (“Ordinary Shares”), of Codere Online Luxembourg, S.A. (the “Registrant”) that become issuable under the Codere Online Luxembourg, S.A. Amended Existing Long Term Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of the Registrant’s outstanding Ordinary Shares.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low sales prices of an Ordinary Share as reported on Nasdaq on April 29, 2026.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act and based upon $10.00, the weighted-average exercise price of the outstanding options granted under the Plan.